EXHIBIT 4.1

                                 OCTOBER 1, 1998
                            SUMMARY PLAN DESCRIPTION
                                       FOR
                      COMFORT SYSTEMS USA, INC. 401(K) PLAN

This is only a summary intended to familiarize you with the major provisions of the Plan. You should read this summary closely. If you have any questions and before you make any important decisions based on your understanding of the Plan from this summary, you should contact the Plan administrator at the address shown on the last page of this summary.

                                 OCTOBER 1, 1998
                               BENEFITS HIGHLIGHTS
                                       FOR
                      COMFORT SYSTEMS USA, INC. 401(K) PLAN

INTRODUCTION

The Comfort Systems USA, Inc. 401(k) Plan helps you provide for your retirement security by making it simple and convenient for you to contribute to your retirement savings regularly. To encourage you to save, the Plan permits your Employer to match a portion of what you contribute at the rate set forth in the Plan. The Plan also permits your Employer to make contributions to the Plan to provide you with additional savings. Because the Plan is qualified by the Internal Revenue Service, special tax exclusions allow you to save more dollars for your retirement.

Your savings are held for you in your personal Plan account until they are distributed as provided under the Plan.

HOW YOU SAVE

* You can contribute from one to 15 percent of your pay as Tax-Deferred Contributions.

* For every $1.00 you contribute as Tax-Deferred Contributions while you are an eligible employee, your Employer may contribute on your behalf an amount it determines each year as matching Employer Contributions.

* For each year that you are an eligible employee, your Employer may make contributions based on your pay as profit-sharing Employer Contributions.

* For each year that you are an eligible employee, your Employer may make contributions on your behalf based on your pay as qualified non-elective Employer Contributions.

* Dollars you save as Tax-Deferred Contributions are not currently included as part of your Federal taxable income. Taxes are also deferred on investment earnings in your personal Plan account and any Employer Contributions. You therefore pay no Federal income taxes on your Plan savings until they are distributed to you.

If you are a Highly Compensated Employee, your Employer will make no Qualified Non-elective Employer Contributions on your behalf for the year. To find out if you are a Highly Compensated Employee, check your Summary Plan Description.

WHO IS COVERED

You are an employee covered by the Plan if you are employed in any capacity by Comfort Systems USA, Inc., unless you are a union employee to whom coverage has not been extended. You are not a covered employee if you are a nonresident alien and do not receive United States source income.

If you were employed at the main corporate office of Comfort Systems USA, Inc. on December 31, 1998, you became eligible to make contributions on January 1, 1999. Otherwise, if you are a covered employee, you may begin to make contributions under the Plan if you have completed at least one year of service.

INVESTMENT OF YOUR PERSONAL PLAN ACCOUNT

You direct how your personal Plan account is invested. You may direct the investment of your personal Plan account by selecting among specified Investment Funds that are made available to you.

VESTING OF YOUR PERSONAL PLAN ACCOUNT

You will always be 100 percent vested in the value of your personal Plan account resulting from your contributions.

Your vested interest in the value of your personal Plan account resulting from Employer Contributions, other than qualified non-elective Employer Contributions, will be determined in accordance with the following schedule:

      YEARS OF VESTING SERVICE            VESTED INTEREST

          Less than 1                             0%
          1 but less than 2                      20%
          2 but less than 3                      40%
          3 but less than 4                      60%
          4 but less than 5                      80%
          5 or more                             100%

You will always be 100 percent vested in the value of your personal Plan account resulting from qualified non-elective Employer Contributions.
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You will be 100 percent vested in the value of your personal Plan account resulting from Employer Contributions even if you have not completed the required years of Vesting Service if you continue employment with your Employer until:

*         You reach your Normal Retirement Date under the Plan.

*         You die.

*         You become totally and permanently disabled.

*         You reach age 55 and complete 5 years of Vesting Service.

Of course, even if you are 100 percent vested in the value of your personal Plan account, the amount in your account may vary depending on investment gains and losses.

LOANS

You may receive a loan from your personal Plan account in accordance with the Plan loan procedures.

IN-SERVICE WITHDRAWALS

You may make a withdrawal from your vested personal Plan account while you are still employed if you meet the requirements set forth in the Plan. The Plan provisions control the amount you may withdraw. Because your savings under the Plan are not currently taxable, special IRS tax rules govern in-service withdrawals.

If you make an in-service withdrawal from your personal Plan account before age 59 1/2, your withdrawal may be subject to an additional 10 percent excise tax.

DISTRIBUTION OF BENEFITS

You may receive distribution of your vested personal Plan account when any of the following happens:

* You retire from employment after you reach your Normal Retirement Date, which is age 59-1/2.

*         You die.

*         Your employment terminates.

*         You reach age 70 1/2 while you are still employed.

If distribution is made from your personal Plan account before you reach age 59 1/2 for any reason other than your death or termination of your employment after you reach age 55, the distribution may be subject to an additional 10 percent excise tax.

FURTHER PLAN INFORMATION

This Benefits Highlights is an introduction to some of the Plan's basic features. It is not a full description of your benefits under the Plan or any restrictions applicable to your benefits under the Plan. To determine your rights to any particular benefits under the Plan, you should refer to the more detailed information concerning the Plan contained in the Summary Plan Description and in the Plan documents themselves. You can inspect a copy of the complete Plan documents at the Human Resources Department of the Sponsor during regular business hours.

                                TABLE OF CONTENTS

INTRODUCTION.................................................................1
      CONTRIBUTIONS..........................................................1
      YOUR PLAN ACCOUNT......................................................1
      FORMAL PLAN TERMS FOUND IN PLAN DOCUMENT...............................2
      SPONSOR HAS DISCRETION TO INTERPRET PLAN...............................2

SPECIAL DEFINITIONS..........................................................3

SERVICE CREDITING............................................................7
      ELIGIBILITY SERVICE....................................................7
      CREDITING OF ELIGIBILITY SERVICE.......................................7
      VESTING SERVICE........................................................7
      CREDITING OF VESTING SERVICE...........................................7
      CHANGE IN SERVICE CREDITING............................................7

ELIGIBILITY..................................................................8
      HOW TO MAKE AN ELECTION................................................8
      TRANSFERS OF EMPLOYMENT................................................8
      REEMPLOYMENT...........................................................8

TAX-DEFERRED CONTRIBUTIONS...................................................9
      AMOUNT OF TAX-DEFERRED CONTRIBUTIONS...................................9
      CHANGE IN AMOUNT OF TAX-DEFERRED CONTRIBUTIONS.........................9
      SUSPENSION OF TAX-DEFERRED CONTRIBUTIONS...............................9
      RESUMPTION OF TAX-DEFERRED CONTRIBUTIONS..............................10
      VESTED INTEREST IN TAX-DEFERRED CONTRIBUTIONS.........................10

ROLLOVER CONTRIBUTIONS......................................................11
      ROLLOVER CONTRIBUTIONS................................................11
      VESTED INTEREST IN ROLLOVER CONTRIBUTIONS.............................11

EMPLOYER CONTRIBUTIONS......................................................12
      AMOUNT OF MATCHING CONTRIBUTIONS......................................12
      AMOUNT OF QUALIFIED NON-ELECTIVE EMPLOYER CONTRIBUTIONS...............12
      AMOUNT OF PROFIT-SHARING CONTRIBUTIONS................................12
      ELIGIBILITY TO PARTICIPATE IN EMPLOYER CONTRIBUTIONS..................12
      ANNUAL SERVICE REQUIREMENT............................................13
      REEMPLOYMENT..........................................................13
      VESTED INTEREST IN EMPLOYER CONTRIBUTIONS.............................13

                                      (i)
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LIMITATIONS ON CONTRIBUTIONS................................................15

WHERE PLAN CONTRIBUTIONS ARE INVESTED.......................................16
      404(C) PROTECTION.....................................................16

MAKING INVESTMENT ELECTIONS.................................................17
      INVESTMENT ELECTIONS..................................................17
      FAILURE TO DIRECT INVESTMENTS.........................................17
      CHANGE OF INVESTMENT ELECTIONS........................................17
      ELECTION TO TRANSFER BETWEEN INVESTMENT FUNDS.........................17

LOANS FROM YOUR PLAN ACCOUNT................................................19
      INTERNAL REVENUE CODE RULES...........................................19
      COLLATERAL FOR LOAN...................................................19
      DEFAULT ON A LOAN.....................................................20
      ADDITIONAL PLAN LOAN RULES............................................20

IN-SERVICE WITHDRAWALS......................................................21
      WITHDRAWAL OF PRIOR AFTER-TAX CONTRIBUTIONS...........................21
      WITHDRAWAL OF EMPLOYER CONTRIBUTIONS EXCEPT HARDSHIP WITHDRAWALS......21
      WITHDRAWAL OF TAX-DEFERRED CONTRIBUTIONS EXCEPT HARDSHIP WITHDRAWALS..21 OVERALL CONDITIONS AND LIMITATIONS ON WITHDRAWALS EXCEPT HARDSHIP
            WITHDRAWALS.....................................................22
      HARDSHIP WITHDRAWALS..................................................22
      FINANCIAL NEEDS FOR WHICH HARDSHIP WITHDRAWALS ARE AVAILABLE..........22
      DEMONSTRATING NEED FOR HARDSHIP WITHDRAWAL............................23
      APPLICATION FOR HARDSHIP WITHDRAWALS..................................23

FORFEITURE OF NON-VESTED AMOUNTS............................................24
      TIMING OF FORFEITURE..................................................24
      RECREDITING OF FORFEITED AMOUNTS......................................24
      TREATMENT OF FORFEITED AMOUNTS........................................25

DISTRIBUTION OF YOUR PLAN ACCOUNT...........................................26
      TIMING OF DISTRIBUTION................................................26
      APPLICATION FOR DISTRIBUTION..........................................26
      SUSPENSION OF DISTRIBUTION............................................26
      DISTRIBUTION TO YOU...................................................26
      DISTRIBUTION TO YOUR BENEFICIARY......................................27
      CASH OUTS OF PLAN ACCOUNTS AND CONSENT TO DISTRIBUTION................27
      DIRECT ROLLOVER REQUIREMENTS..........................................27
      REQUIRED DISTRIBUTIONS................................................28

FORM OF PAYMENT.............................................................29

                                      (ii)

      NORMAL FORM OF PAYMENT................................................29
      OPTIONAL FORMS OF PAYMENT.............................................29
      AUTOMATIC FORM OF ANNUITY PAYMENT.....................................29
      FORM OF PAYMENT TO YOUR BENEFICIARY...................................30
      QUALIFIED PRERETIREMENT SURVIVOR ANNUITY REQUIREMENTS.................30
      SPOUSAL CONSENT REQUIREMENTS..........................................30
      EFFECT OF REEMPLOYMENT ON FORM OF PAYMENT ELECTION....................31
      DISTRIBUTION IN EMPLOYER STOCK........................................31
      OVERRIDING CASH OUT PROVISION.........................................31

YOUR BENEFICIARY UNDER THE PLAN.............................................32
      BENEFICIARY IF YOU ARE MARRIED........................................32
      EFFECT OF ELECTION OF OPTIONAL ANNUITY FORM OF PAYMENT ON PRIOR
            BENEFICIARY DESIGNATION.........................................32
      EFFECT OF MARRIAGE ON PRIOR BENEFICIARY DESIGNATION...................32
      BENEFICIARY WHERE THERE IS NO DESIGNATED BENEFICIARY..................33
      SPOUSAL CONSENT TO BENEFICIARY DESIGNATION............................33

CLAIMS FOR BENEFITS.........................................................34

AMENDMENT AND TERMINATION OF THE PLAN.......................................35
      PLAN AMENDMENT........................................................35
      PLAN TERMINATION......................................................35

MISCELLANEOUS INFORMATION...................................................36
      PLAN BOOKLET DOES NOT CREATE EMPLOYMENT CONTRACT......................36
      NO GUARANTEES REGARDING INVESTMENT PERFORMANCE........................36
      IF CIRCUMSTANCES REQUIRE THE DELAY OF A WITHDRAWAL....................36
      TRANSFERS FROM THE GUARANTEED INCOME FUND MAY BE LIMITED..............36
      PAYMENT OF ADMINISTRATIVE EXPENSES....................................36
      QUALIFIED DOMESTIC RELATIONS ORDERS...................................37
      RETURN OF CONTRIBUTIONS TO YOUR EMPLOYER..............................37

TOP-HEAVY PROVISIONS........................................................38

MORE THINGS YOU SHOULD KNOW.................................................39

YOUR RIGHTS UNDER THE PLAN..................................................40

ADDITIONAL INFORMATION......................................................42
      PLAN ADMINISTRATOR....................................................42
      AGENT FOR SERVICE OF LEGAL PROCESS....................................42
      SPONSOR...............................................................42

                                     (iii)

      EMPLOYER IDENTIFICATION NUMBER........................................42
      PLAN NUMBER...........................................................42
      TRUSTEE...............................................................42

                                      (iv)

                                  INTRODUCTION

The Comfort Systems USA, Inc. 401(k) Plan helps you build financial security for your retirement by providing you an opportunity to save for your retirement while simultaneously reducing your Federal income tax liability (and in some States, your State income tax liability as well).

This booklet describes the Plan as in effect on October 1, 1998.

CONTRIBUTIONS

You may contribute a portion of your COMPENSATION to the Plan on a before-tax basis. These contributions are called TAX-DEFERRED CONTRIBUTIONS. This reduces the amount of your taxable income for the year under the Federal income tax rules.

Your TAX-DEFERRED CONTRIBUTIONS remain invested in the Plan until they are distributed under the terms of the Plan. Your TAX-DEFERRED CONTRIBUTIONS, and any earnings on your TAX-DEFERRED CONTRIBUTIONS, are not taxable under Federal income tax rules until they are distributed to you from the Plan.

In addition to your contributions, the Plan permits your EMPLOYER to make contributions to the Plan on your behalf. These contributions are called EMPLOYER CONTRIBUTIONS. Like your TAX-DEFERRED CONTRIBUTIONS, these EMPLOYER CONTRIBUTIONS, and the earnings on them, are not taxable to you until they are distributed to you from the Plan.

Finally, you may elect to roll over qualified cash distributions from another plan or a rollover IRA into the Plan. These contributions are called ROLLOVER CONTRIBUTIONS. Like your TAX-DEFERRED CONTRIBUTIONS, these ROLLOVER CONTRIBUTIONS, and the earnings on them, are not taxable to you until they are distributed to you from the Plan.

YOUR PLAN ACCOUNT

You have your own account under the Plan to hold all contributions you make to the Plan and any contributions your EMPLOYER makes to the Plan on your behalf. Your Plan account also holds any investment earnings on those contributions. Your Plan account keeps track of your share of the assets held in the Plan.

FORMAL PLAN TERMS FOUND IN PLAN DOCUMENT

This booklet describes in easy-to-understand terms the principal features of the Plan as in effect on October 1, 1998. Some technical details and legal expressions contained in the formal Plan documents have been omitted. The formal Plan documents govern in administering and interpreting the rights of participants and their beneficiaries.

SPONSOR HAS DISCRETION TO INTERPRET PLAN

The SPONSOR has discretionary authority to interpret and construe the provisions of the Plan, to determine your eligibility for benefits under the Plan, and to resolve any disputes that arise under the Plan. The SPONSOR may delegate this authority as provided under the Plan.

                               SPECIAL DEFINITIONS

To help you better understand how the Plan works, the following Plan terms have the special meanings given in SPECIAL DEFINITIONS when they are used in this booklet. When you see a capitalized term in bold-face print and are not certain what it means, you can refer back to SPECIAL DEFINITIONS for the meaning.

In addition to these "SPECIAL DEFINITIONS" which are used throughout the booklet, you may see some TERMS that are also in bold-face print, but that are not capitalized. These TERMS have special meanings that are given in the particular section of the booklet where the TERM is used.

* The "ADMINISTRATOR" is responsible for the day-to-day administration of the Plan such as collecting election forms from EMPLOYEES. The ADMINISTRATOR is Comfort Systems USA, Inc.

* The "ANSWERLINE" is the 1-800-253-2287 service from Connecticut General where, among other services, participants can model loans, transfer between Investment Funds, and change the investment election for future contributions.

* Your "BENEFICIARY" means the person (or persons) entitled to receive distribution of your Plan account if you die before your Plan account has been fully distributed to you.

* A "BREAK IN SERVICE" means a service crediting period in which you complete fewer than 501 Hours of Service.

* Your "COMPENSATION" means the compensation from your EMPLOYER that is taken into account in determining the amount of contributions that you can make to the Plan or that your EMPLOYER can make to the Plan on your behalf. COMPENSATION means the wages, salaries, fees for professional services, and all other amounts paid to you for personal services rendered to your EMPLOYER in the course of employment covered under the Plan that would be considered compensation for purposes of Section 415 of the Internal Revenue Code and any such amounts that would be paid to you but for your election to defer such amounts under the Plan or under any other 401(k) or Section 125 plan maintained by your EMPLOYER or a RELATED COMPANY.

      Generally, COMPENSATION that you earn before you become eligible to participate in the Plan is not included in determining the amount of contributions that you can make to the Plan. Tax rules limit the amount of COMPENSATION that may be taken into account under the Plan each year. For 1999, the maximum amount is $160,000 (this amount may be adjusted in future years).

* A "CONTRIBUTION PERIOD" is the period for which EMPLOYER CONTRIBUTIONS will be made to the Plan. The CONTRIBUTION PERIOD for MATCHING CONTRIBUTIONS is each month. The CONTRIBUTION PERIOD for QUALIFIED NON-ELECTIVE CONTRIBUTIONS and PROFIT-SHARING CONTRIBUTIONS is each PLAN YEAR.

* Your "ELIGIBILITY SERVICE" means the service credited to you that is used for determining whether you are eligible to participate in the Plan by making TAX-DEFERRED CONTRIBUTIONS to the Plan or by sharing in EMPLOYER CONTRIBUTIONS.

* You are an "EMPLOYEE" covered by the Plan if you are employed by your EMPLOYER in any capacity. If you are a nonresident alien and do not receive United States source income, you are not an EMPLOYEE. If you are covered by a collective bargaining agreement that does not provide for your coverage under the Plan, you are not an EMPLOYEE.

* Your "EMPLOYER" means Comfort Systems USA, Inc. and any RELATED COMPANY that adopts the Plan.

* An "EMPLOYER CONTRIBUTION" means any contribution that your EMPLOYER makes to the Plan on your behalf.

* An "ENROLLMENT DATE" means the date on which you are eligible to begin participation in the Plan by making TAX-DEFERRED CONTRIBUTIONS or by sharing in EMPLOYER CONTRIBUTIONS. An ENROLLMENT DATE occurs on the first day of each month of the PLAN YEAR.

* A "HIGHLY COMPENSATED EMPLOYEE" means an employee who is highly compensated in accordance with specific IRS rules. Generally, you may be a HIGHLY COMPENSATED EMPLOYEE under the IRS rules if you are paid more than $80,000 (as adjusted by the federal government) during the preceding Plan Year and, if the Employer so elects, you are in the top-paid group of employees, or you own five percent of an EMPLOYER.
      If you are concerned that you may be a HIGHLY COMPENSATED EMPLOYEE, you should consult the ADMINISTRATOR.

* An "HOUR OF SERVICE" means each hour that is used for determining your ELIGIBILITY SERVICE and your VESTING SERVICE. An HOUR OF SERVICE is each hour for which you are paid or entitled to be paid by your Employer, a PREDECESSOR EMPLOYER, or a RELATED COMPANY and includes your time at work, vacations, holidays, paid sick days, jury duty, military duty, approved leaves of absence, and certain maternity and paternity leaves of absence. However, no more than 501 HOURS OF Service will be used to determine your service for any period for which you are not actually working, unless you are absent because of military duty and you return to employment while your reemployment rights are protected under Federal law.

* An "INVESTMENT FUND" is a separate fund in which your Plan account or part of your Plan account may be invested.

* A "MATCHING CONTRIBUTION" means any EMPLOYER CONTRIBUTION your EMPLOYER makes to the Plan on your behalf because of your TAX-DEFERRED CONTRIBUTIONS.

*     Your "NORMAL RETIREMENT DATE" means the date you reach age 59-1/2.

* A "PLAN YEAR" means the 12-consecutive-month period beginning October 1, 1998 and ending December 31, 1998 and each 12-consecutive-month period ending December 31 thereafter.

* A "PREDECESSOR EMPLOYER" means a prior organization of your EMPLOYER for whom your EMPLOYER maintains a plan of the prior organization. A PREDECESSOR EMPLOYER also includes a prior company or business that was acquired by your EMPLOYER, provided the prior company or business maintained a SIMPLE IRA for its employees prior to the acquisition.

* A "PROFIT-SHARING CONTRIBUTION" means any EMPLOYER CONTRIBUTION made to the Plan by your EMPLOYER as described in detail in EMPLOYER CONTRIBUTIONS.

* A "QUALIFIED NON-ELECTIVE CONTRIBUTIONS" means any EMPLOYER Contribution made to the Plan by your EMPLOYER as described in detail in EMPLOYER CONTRIBUTIONS.

* A "RELATED COMPANY" means any company or business that is considered to be related to an EMPLOYER under Internal Revenue Code rules.

* A "ROLLOVER CONTRIBUTION" means any qualified cash contribution that you elect to roll over to the Plan from another retirement plan or from a rollover IRA.

*     The "SPONSOR" of the Plan is Comfort Systems USA, Inc.

* A "TAX-DEFERRED CONTRIBUTION" means any contribution that you elect to make to the Plan on a before-tax basis.

* The "TRUSTEE" holds the Plan assets for the benefit of covered EMPLOYEES, and may be a bank, an insurance company, or a group of individuals chosen by the SPONSOR.

* A "VALUATION DATE" means a date on which the trust is valued and Plan accounts are adjusted to reflect investment earnings or losses. A VALUATION DATE under the Plan is the date or dates designated by the SPONSOR.

* Your "VESTING SERVICE" means the service credited to you that is used for determining your vested interest in the value of the EMPLOYER CONTRIBUTIONS in your Plan account.

                                SERVICE CREDITING

ELIGIBILITY SERVICE

ELIGIBILITY SERVICE is used to determine whether you may participate in the Plan by making TAX-DEFERRED CONTRIBUTIONS or by sharing in EMPLOYER CONTRIBUTIONS.

CREDITING OF ELIGIBILITY SERVICE

You are credited with a year of ELIGIBILITY SERVICE if you complete at least 1,000 HOURS OF SERVICE by the anniversary of your hire date. If you do not complete at least 1,000 HOURS OF SERVICE during that period, you will be credited with a year of ELIGIBILITY SERVICE for the first 12-month period beginning on the anniversary of your hire date in which you complete at least 1,000 HOURS OF SERVICE.

VESTING SERVICE

VESTING SERVICE is used to determine your vested interest in the value of the EMPLOYER CONTRIBUTIONS in your Plan account. Your vested interest means the percentage of your Plan account that you are entitled to receive upon distribution.

CREDITING OF VESTING SERVICE

You are credited with a year of VESTING SERVICE for each PLAN YEAR (including PLAN YEARS before the effective date of the Plan) in which you complete at least 1,000 HOURS OF SERVICE.

CHANGE IN SERVICE CREDITING

If there is a change in the way VESTING SERVICE or ELIGIBILITY SERVICE is credited under the Plan, special rules apply to assure that the change does not affect the way service is credited to you for the transition period to your disadvantage. In some cases, application of these rules may result in a person being credited with two years of VESTING SERVICE or ELIGIBILITY Service for the same period, but it will never result in a person being crediting with fewer years of VESTING SERVICE or ELIGIBILITY SERVICE than if service crediting under the Plan had not changed.

                                   ELIGIBILITY

If you were employed at the main corporate office of Comfort Systems USA, Inc. on December 31, 1998, you became an Eligible Employee as of January 1, 1999. Otherwise, if you are an EMPLOYEE, you may elect to make TAX-DEFERRED CONTRIBUTIONS beginning on the ENROLLMENT DATE that coincides with or immediately follows the date you complete one year of ELIGIBILITY SERVICE.

If you do not elect to make TAX-DEFERRED CONTRIBUTIONS beginning on the first ENROLLMENT DATE that you are eligible to make an election, you may elect to make TAX-DEFERRED CONTRIBUTIONS beginning on any subsequent ENROLLMENT DATE.

HOW TO MAKE AN ELECTION

To elect to make TAX-DEFERRED CONTRIBUTIONS, you must file your election with the ADMINISTRATOR at least such number of days before the ENROLLMENT DATE on which your election is to become effective as the ADMINISTRATOR prescribes.

TRANSFERS OF EMPLOYMENT

If you are transferred from other employment with your EMPLOYER or a RELATED COMPANY to employment as an EMPLOYEE, you may elect to make TAX-DEFERRED CONTRIBUTIONS beginning on your transfer date if you met the service requirements above on an ENROLLMENT DATE coinciding with or preceding your transfer date. Otherwise, you may elect to make TAX-DEFERRED CONTRIBUTIONS beginning on the first ENROLLMENT DATE coinciding with or immediately following the date you meet the service requirements above.

REEMPLOYMENT

If your employment terminates and you are later reemployed as an EMPLOYEE, you may elect to make TAX-DEFERRED CONTRIBUTIONS beginning on your reemployment date if you were eligible to elect to make TAX-DEFERRED CONTRIBUTIONS at the time you terminated employment. Otherwise, you may elect to make TAX-DEFERRED CONTRIBUTIONS beginning on the first ENROLLMENT DATE coinciding with or immediately following the date you meet the service requirements above.

                           TAX-DEFERRED CONTRIBUTIONS

Your election to make TAX-DEFERRED CONTRIBUTIONS to the Plan authorizes your EMPLOYER to reduce the amount of your COMPENSATION by a specified amount and to contribute that amount to the Plan. Your COMPENSATION will be reduced and your TAX-DEFERRED CONTRIBUTIONS commenced in accordance with your election beginning with the first payment of COMPENSATION made to you on or after the date your election is effective.

Your election to make TAX-DEFERRED CONTRIBUTIONS will also include your election as to the investment of those contributions. Investment elections are discussed in further detail in WHERE PLAN CONTRIBUTIONS ARE INVESTED and MAKING INVESTMENT ELECTIONS.

AMOUNT OF TAX-DEFERRED CONTRIBUTIONS

The amount you authorize your EMPLOYER to withhold from your COMPENSATION as a TAX-DEFERRED CONTRIBUTION may be a percentage of your COMPENSATION (in whole percentage points) of not less than one percent nor more than 15 percent.

CHANGE IN AMOUNT OF TAX-DEFERRED CONTRIBUTIONS

You may change the amount you authorize your EMPLOYER to withhold from your future COMPENSATION quarterly. To change the amount of your TAX-DEFERRED CONTRIBUTION, you must file a new election with the ADMINISTRATOR at least such number of days before the date the change is to take effect as the ADMINISTRATOR prescribes.

SUSPENSION OF TAX-DEFERRED CONTRIBUTIONS

You may withdraw your authorization for your EMPLOYER to withhold amounts from your future COMPENSATION and suspend your TAX-DEFERRED CONTRIBUTIONS at any time. To suspend your TAX-DEFERRED CONTRIBUTIONS, you can call AnswerLine or file written notice with the ADMINISTRATOR at least such number of days before the date the suspension is to take effect as the ADMINISTRATOR prescribes. The suspension will take effect for COMPENSATION paid to you after the required notice period is over.

If you suspend your TAX-DEFERRED CONTRIBUTIONS, the suspension will remain in effect until you elect to resume making TAX-DEFERRED CONTRIBUTIONS again.

RESUMPTION OF TAX-DEFERRED CONTRIBUTIONS

If you suspend your TAX-DEFERRED CONTRIBUTIONS, you may elect to resume making TAX-DEFERRED CONTRIBUTIONS on any day of the PLAN YEAR. To resume TAX-DEFERRED CONTRIBUTIONS you must file a new election with the Administrator at least such number of days before the date TAX-DEFERRED CONTRIBUTIONS are to resume as the ADMINISTRATOR prescribes.

VESTED INTEREST IN TAX-DEFERRED CONTRIBUTIONS

You are always 100 percent vested in the value of the TAX-DEFERRED CONTRIBUTIONS in your Plan account.

                             ROLLOVER CONTRIBUTIONS

ROLLOVER CONTRIBUTIONS

If you are an EMPLOYEE, you may elect to roll over qualified distributions from another plan or a rollover IRA into the Plan. Internal Revenue Code rules govern whether a distribution from another plan or an IRA qualifies for roll over into the Plan. The ADMINISTRATOR may require you to provide information to show that the distribution you want to roll over qualifies under the Internal Revenue Code rules.

If the distribution qualifies, you may roll it over into the Plan within 60 days of the date you received it.

Your ROLLOVER CONTRIBUTION will become subject to all the terms and conditions of the Plan and will only be distributable to you under the terms of the Plan.

VESTED INTEREST IN ROLLOVER CONTRIBUTIONS

You are always 100 percent vested in the value of the ROLLOVER CONTRIBUTIONS (including any investment gains or losses on them) in your Plan account.

                             EMPLOYER CONTRIBUTIONS

In addition to your TAX-DEFERRED CONTRIBUTIONS, the Plan permits your Employer to make EMPLOYER CONTRIBUTIONS to the Plan on your behalf. You are not taxed on any EMPLOYER CONTRIBUTIONS that may be made on your behalf until distribution is made to you.

The percentage of the value of the EMPLOYER CONTRIBUTIONS invested in your Plan account that you are entitled to receive upon distribution is your vested interest in your EMPLOYER CONTRIBUTIONS Plan account.

AMOUNT OF MATCHING CONTRIBUTIONS

Your EMPLOYER, in its discretion, may make a MATCHING CONTRIBUTION for a CONTRIBUTION PERIOD on your behalf equal to a percentage, determined by your EMPLOYER, of your TAX-DEFERRED CONTRIBUTIONS for the CONTRIBUTION PERIOD.

AMOUNT OF QUALIFIED NON-ELECTIVE EMPLOYER CONTRIBUTIONS

Your EMPLOYER, in its discretion, may make a QUALIFIED NON-ELECTIVE CONTRIBUTION for a CONTRIBUTION PERIOD on your behalf equal to a percentage, determined by your EMPLOYER, of your COMPENSATION for the CONTRIBUTION Period. Your EMPLOYER will NOT make a QUALIFIED NON-ELECTIVE CONTRIBUTION on your behalf for a CONTRIBUTION PERIOD if you are a HIGHLY COMPENSATED Employee for that CONTRIBUTION PERIOD.

AMOUNT OF PROFIT-SHARING CONTRIBUTIONS

Your EMPLOYER, in its discretion, may make a PROFIT-SHARING CONTRIBUTION for a CONTRIBUTION PERIOD on your behalf equal to a percentage, determined by your EMPLOYER, of your COMPENSATION for the CONTRIBUTION PERIOD.

ELIGIBILITY TO PARTICIPATE IN EMPLOYER CONTRIBUTIONS

You are eligible to begin participating in EMPLOYER CONTRIBUTIONS under the Plan on the same day that you are eligible to begin making TAX-DEFERRED CONTRIBUTIONS to the Plan.

ANNUAL SERVICE REQUIREMENT

If you have met the eligibility requirements to begin participating in EMPLOYER CONTRIBUTIONS, you will share in the allocation of PROFIT-SHARING CONTRIBUTIONS for a particular CONTRIBUTION PERIOD only if you also: (1) complete at least 1,000 HOURS OF SERVICE during the PLAN YEAR; and (2) are employed by an EMPLOYER on the last day of the CONTRIBUTION PERIOD. However, you will share in the allocation of PROFIT-SHARING CONTRIBUTIONS for a particular CONTRIBUTION PERIOD even if you do not complete at least 1,000 HOURS OF SERVICE or are not employed by an EMPLOYER on the last day of the CONTRIBUTION PERIOD because you retired at or after your NORMAL RETIREMENT DATE or at or after age 55 with at least 5 years of VESTING SERVICE, or because you died or became permanently and totally disabled. You are permanently and totally disabled if the ADMINISTRATOR determines, on the basis of an acceptable physician's certificate, that you are permanently disabled such that you can no longer continue in the service of your Employer.

REEMPLOYMENT

If your employment terminates and you are later reemployed as an EMPLOYEE, you will be eligible to begin participating in EMPLOYER CONTRIBUTIONS on your reemployment date if you were eligible to participate in EMPLOYER CONTRIBUTIONS at the time you terminated employment. Otherwise, you will be able to begin participating in EMPLOYER CONTRIBUTIONS on the same day that you are first eligible to make TAX-DEFERRED CONTRIBUTIONS to the Plan.

VESTED INTEREST IN EMPLOYER CONTRIBUTIONS

You are always 100 percent vested in the value of the QUALIFIED NON-ELECTIVE CONTRIBUTIONS in your Plan account. Your vested interest in the value of the MATCHING and PROFIT-SHARING CONTRIBUTIONS in your Plan account is determined in accordance with the following schedule:

      YEARS OF VESTING SERVICE                  VESTED INTEREST
      ------------------------                  ---------------
         Less than 1                                    0%
         1 but less than 2                             20%
         2 but less than 3                             40%
         3 but less than 4                             60%
         4 but less than 5                             80%
         5 or more                                    100%

Even if you have not otherwise completed enough years of VESTING SERVICE to be 100 percent vested in the value of the EMPLOYER CONTRIBUTIONS in your Plan account, you will become 100 percent vested if you retire from employment with your EMPLOYER on or after your NORMAL RETIREMENT DATE, you die or become permanently and totally disabled while still in the employment of your EMPLOYER, or your employment terminates with your EMPLOYER after you reach age 55 and complete 5 years of VESTING SERVICE. You are permanently and totally disabled if the ADMINISTRATOR determines, on the basis of an acceptable physician's certificate, that you are permanently disabled such that you can no longer continue in the service of your EMPLOYER.

                          LIMITATIONS ON CONTRIBUTIONS

Federal law limits the maximum amount of TAX-DEFERRED CONTRIBUTIONS that you can make to the Plan each calendar year. For 1999, the maximum amount is $10,000 (this amount is adjusted upward each year). If the ADMINISTRATOR determines that the amount you authorize your EMPLOYER to withhold from your COMPENSATION would exceed the maximum amount permitted for the year, the ADMINISTRATOR will adjust the amount withheld so that it does not exceed the maximum.

If you are a HIGHLY COMPENSATED EMPLOYEE, Federal law also limits the amount of TAX-DEFERRED CONTRIBUTIONS that you can make to the Plan and the amount of MATCHING CONTRIBUTIONS that your EMPLOYER can make to the Plan on your behalf. If the ADMINISTRATOR determines that contributions for HIGHLY COMPENSATED EMPLOYEES would exceed the amount that may be contributed to the Plan, it may adjust the amount of TAX-DEFERRED CONTRIBUTIONS, AFTER-TAX CONTRIBUTIONS, and MATCHING CONTRIBUTIONS that would otherwise be made for HIGHLY COMPENSATED EMPLOYEES.

In addition, contributions to the Plan are subject to other maximum limitations under the Internal Revenue Code and other applicable law. Amounts that would exceed those limits will be distributed or forfeited as provided under the Plan.

                      WHERE PLAN CONTRIBUTIONS ARE INVESTED

You direct how your TAX-DEFERRED CONTRIBUTIONS and ROLLOVER CONTRIBUTIONS and how the EMPLOYER CONTRIBUTION made on your behalf are invested. You may direct that contributions be invested in any of the INVESTMENT FUNDS made available to you under the Plan. Upon request, the ADMINISTRATOR will provide you with additional information of the different INVESTMENT FUNDS available. New INVESTMENT FUNDS may be added and existing INVESTMENT FUNDS changed. The ADMINISTRATOR will update the description of the available INVESTMENT FUNDS to reflect any changes.

404(C) PROTECTION

Because you direct how contributions to your Plan account are invested, the SPONSOR and the TRUSTEE, who would otherwise be responsible under Federal rules for directing investments, are relieved of this responsibility with respect to those contributions. Therefore, they are no longer liable under the law for any losses to your Plan account that are the direct and necessary result of your investment directions. They are still responsible, however, for being sure that you have diverse investment opportunities and sufficient opportunity to direct the investment of your Plan account.

                           MAKING INVESTMENT ELECTIONS

INVESTMENT ELECTIONS

At least such number of days as the ADMINISTRATOR prescribes before the effective date of your participation in the Plan, you must file an investment election with the ADMINISTRATOR directing how contributions to your Plan account are to be invested.

Your investment election must specify the percentage of the contributions to your Plan account that is to be invested among the INVESTMENT FUNDS.

FAILURE TO DIRECT INVESTMENTS

If you do not direct how contributions to your Plan account are to be invested, the contributions will be invested among the INVESTMENT FUNDS selected by the ADMINISTRATOR.

CHANGE OF INVESTMENT ELECTIONS

You may change how contributions to your Plan account are invested on any day of the PLAN YEAR. To perform this transaction, you may call ANSWERLINE or contact the ADMINISTRATOR.

ELECTION TO TRANSFER BETWEEN INVESTMENT FUNDS

You may transfer any amount held in your Plan account from one INVESTMENT Fund to another INVESTMENT FUND. You must specify the amount that is to be transferred. To perform this transaction, you may call ANSWERLINE or contact the ADMINISTRATOR.

Direct transfers may not be made between one of the guaranteed long term vehicles (Guaranteed Income Fund) and any fund deemed to be a competing fund, such as a bond fund, without first going through an equity vehicle for at least 90 days.

A transfer may be made effective as of any day of the PLAN YEAR.

ANSWERLINE 1-800 SERVICE

The ANSWERLINE Service is a state-of-the-art system that allows you to access information about your account using a touch-tone telephone. To access ANSWERLINE, call 1-800-253-2287. ANSWERLINE enables you to perform certain transactions, investment transfers, and investment changes in accordance with the terms of your Plan. You should contact the ADMINISTRATOR for materials that describe the features and options that are available.

ANSWERLINE is normally available 24 hours a day, seven days a week, except during a brief period of approximately 20 minutes each morning between the hours of 3:30 a.m. and 7:00 a.m., eastern time.

                          LOANS FROM YOUR PLAN ACCOUNT

You may apply for a loan from your Plan account, by calling ANSWERLINE, while you are employed by your EMPLOYER. If you have made a ROLLOVER CONTRIBUTION to the Plan, but have not yet met the eligibility requirements to participate in the Plan, you may not receive a Plan loan until you have met the eligibility requirements to participate. The ADMINISTRATOR will provide you with a copy of the rules governing Plan loans.

Any Plan loan made to you will be treated as a separate investment of the assets held in your Plan account.

INTERNAL REVENUE CODE RULES

Specific Internal Revenue Code rules govern loans from tax-qualified plans. Any Plan loan must meet the minimum requirements set forth in the IRS rules. The loan guidelines provided by the ADMINISTRATOR may, however, set forth more stringent requirements than the IRS minimum. In that case, any Plan loan must meet the more stringent requirements set forth in the loan guidelines.

The interest rate charged on a Plan loan must be a reasonable rate similar to the rate charged for a loan made under similar circumstances by persons in the business of lending money.

The amount of any Plan loan, when added to the outstanding balance of all other loans made to you from the Plan or any other plan maintained by your EMPLOYER or a RELATED COMPANY, may not exceed specified limits.

The term of any Plan loan may not exceed five years, unless it is used to purchase your principal residence. If you are using the loan to purchase your principal residence, your ADMINISTRATOR may allow a longer repayment period of up to 10 years.

Any Plan loan must be repaid in substantially equal installments through payroll deductions over the term of the loan. Payments must be made not less frequently than quarterly.

COLLATERAL FOR LOAN

If you receive a Plan loan, a portion of your vested Plan account equal to the loan amount will be used as collateral for the loan. If a Plan loan is still outstanding at the time distribution of your Plan account is to be made, the amount distributed to you will be reduced by the amount of your vested Plan account that is held as collateral for the loan, but only to the extent necessary to repay the loan. If you terminate employment with an outstanding loan, the loan will become immediately due and payable and your vested Plan account will be reduced by the amount of the outstanding loan balance.

DEFAULT ON A LOAN

You will not receive a Plan loan unless you agree that your Plan account may be charged for unpaid principal and interest if you default on the loan. A Plan loan may be declared by the ADMINISTRATOR to be in default if you fail to make required payments on the loan within 90 days of the due date or there is an outstanding balance on the last scheduled repayment date. If a loan is declared to be in default, the entire unpaid balance of the loan, together with accrued interest, is immediately due and payable. If the balance and interest is not then paid, your Plan account will be charged with the amount of the balance and interest at the earliest date that distribution may be made to you without affecting the tax qualification of the Plan.

ADDITIONAL PLAN LOAN RULES

The minimum amount of any Plan loan that you may receive is $1,000.

You may not have more than one outstanding Plan loan at any time.

You may pre-pay the balance of any Plan loan before its due date without incurring a penalty.

If your employment terminates, the outstanding balance of any Plan loan made to you shall be immediately due and owing unless you elect to roll over an outstanding loan to another qualified plan that accepts such rollovers.

                             IN-SERVICE WITHDRAWALS

Under certain circumstances, you may make a cash withdrawal or a withdrawal through the purchase of a single life annuity or a qualified joint and survivor annuity (as described in AUTOMATIC FORM OF ANNUITY PAYMENT in FORMS OF PAYMENT) from your Plan account while you are still employed by your EMPLOYER.

WITHDRAWAL OF PRIOR AFTER-TAX CONTRIBUTIONS

You may withdraw the value of the AFTER-TAX CONTRIBUTIONS in your Plan account, subject to the overall conditions and limitations on withdrawals listed below.

WITHDRAWAL OF ROLLOVER CONTRIBUTIONS

You may withdraw the value of the ROLLOVER CONTRIBUTIONS in your Plan account, subject to the overall conditions and limitations on withdrawals listed below.

WITHDRAWAL OF EMPLOYER CONTRIBUTIONS EXCEPT HARDSHIP WITHDRAWALS

If you have reached age 59 1/2, you may withdraw the value of the EMPLOYER CONTRIBUTIONS in your Plan account.

Any withdrawal of EMPLOYER CONTRIBUTIONS that you make is subject to the overall conditions and limitations on withdrawals listed below.

Please note, Federal law prohibits withdrawal from the Plan while you are still employed and before age 59 1/2 of certain EMPLOYER CONTRIBUTIONS that are used by your EMPLOYER in meeting Federal nondiscrimination tests.

WITHDRAWAL OF TAX-DEFERRED CONTRIBUTIONS EXCEPT HARDSHIP WITHDRAWALS

If you have reached age 59 1/2, you may withdraw the value of the TAX-DEFERRED CONTRIBUTIONS in your Plan account. Any withdrawal of TAX-DEFERRED CONTRIBUTIONS that you make is subject to the overall conditions and limitations on withdrawals listed below.

OVERALL CONDITIONS AND LIMITATIONS ON WITHDRAWALS EXCEPT HARDSHIP WITHDRAWALS

You may make a withdrawal from your Plan account effective as soon as reasonably practicable following the ADMINISTRATOR'S approval of your application.

If you are married at the time you wish to make a withdrawal, and your Plan account is subject to the spousal consent requirements described in FORM OF PAYMENT, your spouse must consent in writing to the withdrawal, unless you receive payment through the purchase of a qualified joint and survivor annuity (as described in AUTOMATIC FORM OF ANNUITY in FORM OF PAYMENT).

HARDSHIP WITHDRAWALS

If you incur an immediate and heavy financial need, you may make a hardship withdrawal of your TAX-DEFERRED CONTRIBUTIONS and the EMPLOYER CONTRIBUTIONS in your Plan account, but only if the ADMINISTRATOR determines that the withdrawal is necessary to meet your financial need.

Federal law prohibits hardship withdrawals of investment earnings on TAX-DEFERRED CONTRIBUTIONS.

FINANCIAL NEEDS FOR WHICH HARDSHIP WITHDRAWALS ARE AVAILABLE

The financial needs for which you can get a hardship withdrawal are:

* medical expenses of you, your spouse, or your dependents for the diagnosis, cure, mitigation, treatment, or prevention of disease;

*        purchase of your principal residence (excluding mortgage payments);

* tuition payments, related educational fees, and room and board expenses for post-secondary education for you, your spouse, or your dependents; or

* prevention of your eviction from your principal residence or foreclosure on the mortgage of your principal residence.

DEMONSTRATING NEED FOR HARDSHIP WITHDRAWAL

The ADMINISTRATOR will approve a hardship withdrawal to you if all of the following requirements are met: (1) the withdrawal amount does not exceed the amount you need to meet your financial need; (2) you have obtained all other distributions and all non-taxable loans available to you from any plan maintained by your EMPLOYER or any RELATED COMPANY; (3) you suspend your TAX-DEFERRED CONTRIBUTIONS to the Plan (and any other plan maintained by your EMPLOYER or any RELATED COMPANY) for at least 12 months after receipt of the withdrawal; and (4) the maximum amount of the TAX-DEFERRED CONTRIBUTIONS you are permitted under Internal Revenue Code rules to make to the Plan (and any other plan maintained by your EMPLOYER or any RELATED COMPANY) for the calendar year following the calendar year in which you receive the withdrawal is reduced by the amount of the TAX-DEFERRED CONTRIBUTIONS you made during the calendar year in which you received the withdrawal.

APPLICATION FOR HARDSHIP WITHDRAWALS

You may make a withdrawal from your Plan account effective as soon as reasonably practicable following the ADMINISTRATOR'S approval of your hardship application.

If you are married at the time you wish to make a withdrawal, and your Plan account is subject to the spousal consent requirements described in FORM OF PAYMENT, your spouse must consent in writing to the withdrawal, unless you receive payment through the purchase of a qualified joint and survivor annuity (as described in AUTOMATIC FORM OF ANNUITY in FORM OF PAYMENT).

                        FORFEITURE OF NON-VESTED AMOUNTS

If your employment terminates with your EMPLOYER (and all RELATED COMPANIES) and you are not 100 percent vested in the value of the EMPLOYER CONTRIBUTIONS in your Plan account at the time that your employment terminates, you will forfeit the non-vested portion of your Plan account. If you forfeit a portion of your Plan account, the forfeited amount will be used to reduce the amount of EMPLOYER CONTRIBUTIONS for the PLAN YEAR in which the forfeiture occurs

TIMING OF FORFEITURE

If you have no vested interest in your Plan account, your Plan account will be forfeited on the date you first incur a BREAK-IN-SERVICE following your termination of employment.

If you have a vested interest in your Plan account and receive distribution of that interest before the end of the second PLAN YEAR beginning on or after the date your employment terminates, the non-vested portion of your Plan account will be forfeited on the date you first incur a BREAK-IN-SERVICE following the distribution.

If you have a vested interest in your Plan account, but do not receive distribution of that interest within the time period described above, the non-vested portion of your Plan account will be forfeited on the date you incur five consecutive BREAKS-IN-SERVICE following your termination of employment.

If you return to employment with your EMPLOYER (or a RELATED COMPANY) before the non-vested portion of your Plan account is forfeited, the forfeiture will not occur.

RECREDITING OF FORFEITED AMOUNTS

If you return to employment with your EMPLOYER (or a RELATED COMPANY) after forfeiting the non-vested portion of your Plan account, the amount you forfeited will be recredited to your Plan account if you are reemployed by your EMPLOYER (or a RELATED COMPANY) before the date you incur five consecutive BREAKS-IN-SERVICE beginning on the later of the date your employment terminated or the date distribution of the vested portion of your Plan account was made to you. If you received distribution of the vested portion of your Plan account, you may elect to repay to the Plan the full amount of the distribution that is attributable to Employer Contributions before the earlier of the end of the five-year period that begins on the date you are reemployed or the date you incur five consecutive BREAKS-IN-SERVICE beginning on the date distribution of the vested portion of your Plan account was made to you.

TREATMENT OF FORFEITED AMOUNTS

Amounts that are forfeited during the PLAN YEAR are used to reduce your EMPLOYER'S contribution obligations to the Plan.

                        DISTRIBUTION OF YOUR PLAN ACCOUNT

TIMING OF DISTRIBUTION

If your employment terminates with your EMPLOYER (and all RELATED COMPANIES), the Plan permits distribution of your Plan account. Distribution may be made as soon as reasonably practicable following the date your employment terminates.

APPLICATION FOR DISTRIBUTION

Unless your Plan account is CASHED OUT as provided below, distribution of your Plan account will not be made until April 1 of the calendar year following the calendar year in which you reach age 70 1/2 unless you have filed an application for distribution with the ADMINISTRATOR.

You must pay for all fees and expenses to maintain your vested interest in the Plan. These expenses will be withdrawn directly from your account.

SUSPENSION OF DISTRIBUTION

If you are reemployed by your EMPLOYER (or a RELATED COMPANY) before distribution of the full value of your Plan account has been made, distribution of your Plan account will be suspended until your reemployment terminates.

DISTRIBUTION TO YOU

If distribution of your Plan account is to be made to you in a single-sum payment, the full value of your Plan account will be distributed to you when you receive the single-sum payment. If distribution of your Plan account is to be made to you in a series of installment payments, the full value of your Plan account will be distributed to you when you receive the final installment payment. If distribution of your Plan account is to be made to you through the purchase of an annuity contract from an insurance company, the full value of your Plan account will be distributed to you when the annuity contract is purchased from the insurance company, even though your distribution for Federal income tax purposes extends over the period of annuity payments. If distribution of your Plan account is to be made to you in more than one of the above forms of payment, then the full value of your Plan account will be distributed to you only when the full value of the portion of your Plan account payable in each form is distributed to you.

DISTRIBUTION TO YOUR BENEFICIARY

If you die before distribution of the full value of your Plan account has been made to you, distribution of your Plan account will be made to your BENEFICIARY as soon as reasonably practicable following the date your BENEFICIARY files an application for distribution with the ADMINISTRATOR. Unless distribution of your Plan account is to be made to your BENEFICIARY by purchase of an annuity contract from an insurance company or in a series of installment payments, distribution to your BENEFICIARY must be made no later than the end of the fifth calendar year beginning after your death.

If distribution of your Plan account is to be made to your BENEFICIARY by purchase of an annuity contract from an insurance company or in a series of installment payments, then distribution to your BENEFICIARY for Federal income tax purposes must begin:

(1) if your BENEFICIARY is your spouse, no later than the end of the first calendar year beginning after your death or the end of the calendar year in which you would have reached age 70 1/2, whichever is later; or

(2) if your BENEFICIARY is someone other than your spouse, no later than the end of the first calendar year beginning after your death.

CASH OUTS OF PLAN ACCOUNTS AND CONSENT TO DISTRIBUTION

If the value of your vested interest in your Plan account is $5,000 or less, your Plan account will be "CASHED OUT" by distributing your vested interest in your Plan account in a single-sum payment as soon as reasonably practicable following the date your employment terminates. Your Plan account will be CASHED OUT even if you do not consent to the distribution.

If the value of your vested interest in your Plan account is more than $5,000, distribution of your Plan account cannot be made before your NORMAL RETIREMENT DATE without your written consent and the written consent of your spouse if your Plan account is subject to the spousal consent requirements described in FORM OF PAYMENT and distribution is to be made other than by purchase of an annuity contract from an insurance company to be paid in the form of a QUALIFIED JOINT AND SURVIVOR ANNUITY, as described in FORM OF PAYMENT.

DIRECT ROLLOVER REQUIREMENTS

If the distribution of your Plan account is eligible for rollover into an Individual Retirement Account (or "IRA") or other eligible retirement plan, you can elect to have the distribution transferred directly into the Individual Retirement Account or other eligible retirement plan. If you do not elect to have a distribution eligible for rollover directly transferred into an Individual Retirement Account or other eligible retirement plan, a 20 percent mandatory Federal income tax withholding applies to the distribution. If a distribution of your Plan account to your Beneficiary is eligible for rollover, the rollover election and mandatory tax withholding apply to the distribution.

REQUIRED DISTRIBUTIONS

Distribution of your Plan account must be made no later than the April 1 following the close of the calendar year in which you reach age 70 1/2 , regardless of whether your employment has terminated at that time or whether you have filed an application for distribution with the ADMINISTRATOR. Special rules apply if you reached age 70 1/2 before January 1, 1988.

                                 FORM OF PAYMENT

NORMAL FORM OF PAYMENT

Unless you elect one of the optional forms of payment described below, distribution of your Plan account will be made to you in a single-sum payment.

OPTIONAL FORMS OF PAYMENT

You may elect to have distribution of all or a portion of your Plan account made in one of the optional forms of payment provided under the Plan. The optional forms of payment available under the Plan are:

* A SERIES OF INSTALLMENT PAYMENTS. You specify the period over which installment payments will be paid. Under Federal law, however, the maximum period over which installment payments may be paid cannot exceed your life expectancy or the joint life expectancies of you and your BENEFICIARY. For purposes of determining the maximum payment period, your life expectancy, and the life expectancy of your BENEFICIARY, if applicable, will be calculated only once, at the time installment payments begin.

         Installment payments will be paid in reasonably equal payments, except as necessary to reflect increases or decreases in the value of your Plan account.

* THE PURCHASE OF AN ANNUITY CONTRACT FROM AN INSURANCE COMPANY. You may specify the period over which the annuity is to be paid. Under Federal law, however, the maximum period over which an annuity may be paid cannot exceed your life or the joint lives of you and your BENEFICIARY. Unless you elect otherwise, the annuity purchased for you will be the automatic form of annuity provided under the Plan.

AUTOMATIC FORM OF ANNUITY PAYMENT

If you are not married, the automatic form of annuity purchased for you will be a SINGLE LIFE ANNUITY. Under a "SINGLE LIFE ANNUITY", monthly payments are made to you for your life and end on your death.

If you are married, the automatic form of annuity purchased for you will be a 50 PERCENT QUALIFIED JOINT AND SURVIVOR ANNUITY. Under a "50 PERCENT QUALIFIED JOINT AND SURVIVOR ANNUITY", monthly payments are made to you for your life with monthly payments continuing to your surviving spouse after your death equal to 50 percent of the monthly amount you were getting at death. These monthly payments continue to your surviving spouse for your spouse's life and end on your spouse's death. To receive these continuing payments, your surviving spouse must be the same spouse to whom you were married at the time distribution of your Plan account was made.

FORM OF PAYMENT TO YOUR BENEFICIARY

Subject to the requirements in QUALIFIED PRERETIREMENT SURVIVOR ANNUITY REQUIREMENTS, if you die before distribution of your Plan account is made, distribution of your Plan account will be made to your BENEFICIARY in any of the forms of payment available under the Plan that your BENEFICIARY selects. Your BENEFICIARY may not, however, select an annuity payable over the joint lives of your BENEFICIARY and another person. If you die after distribution of your Plan account has begun in a series of installment payments, but before distribution of the full value of your vested interest in your Plan account is made, installment payments will continue to your BENEFICIARY after your death.

QUALIFIED PRERETIREMENT SURVIVOR ANNUITY REQUIREMENTS

If you are married and elect an annuity form of payment, and if you die before any distribution of your Plan account is made, distribution of your Plan account will be made to your spouse through the purchase of a QUALIFIED PRERETIREMENT SURVIVOR ANNUITY from an insurance company. A "QUALIFIED PRERETIREMENT SURVIVOR ANNUITY" is an annuity payable for the life of your spouse.

Your spouse may elect instead to have distribution of your Plan account made in the other form of payment available under the Plan. Your spouse may not, however, select an annuity payable over the joint lives of your spouse and any other person.

You may designate a person other than your spouse to receive distribution of your Plan account. If your designation is made before the first day of the PLAN YEAR in which you either reach age 35 or your employment terminates with your EMPLOYER and all RELATED COMPANIES, whichever is earlier, your designation will become ineffective on the first day of the PLAN YEAR in which you reach age 35 and you will have to make a new designation or your Plan account will once more be payable to your spouse as a QUALIFIED PRERETIREMENT SURVIVOR ANNUITY. Your spouse must consent in writing to your designation, as described in SPOUSAL CONSENT REQUIREMENTS.

SPOUSAL CONSENT REQUIREMENTS

If you elect to have distribution of your Plan account made through the purchase of an annuity contract, but wish to have annuity payments in a form other than the automatic form of annuity payment or wish to change your election to have distribution of your Plan account made in a form of payment other than an annuity, your spouse must sign a written consent. In addition, if you wish to designate a non-spouse BENEFICIARY to receive distribution of your Plan account, your spouse must sign a written consent to your designation.

Your spouse's written consent must be witnessed by a Plan representative or a notary public and must specifically acknowledge the form of payment other than the automatic form of annuity that you have elected, if applicable, and any non-spouse BENEFICIARY you have designated. Instead of specifically acknowledging your selections, your spouse's consent may be a general consent that permits you to change the form of payment or designation of BENEFICIARY without further spousal consent being required.

Your spouse's written consent is not required if your spouse cannot be located, if you have a court order stating that you are legally separated from your spouse, or if you have a court order stating that your spouse has abandoned you.

EFFECT OF REEMPLOYMENT ON FORM OF PAYMENT ELECTION

If you are reemployed by your EMPLOYER (or a RELATED COMPANY) before distribution of the full value of your vested interest in your Plan account is made, any form of payment election that you made will be ineffective with respect to your Plan account, except that if you have elected the optional annuity form of payment the requirements in SPOUSAL CONSENT REQUIREMENTS and in QUALIFIED PRERETIREMENT SURVIVOR ANNUITY REQUIREMENTS will continue to apply to your Plan account.

DISTRIBUTION IN EMPLOYER STOCK

Instead of receiving a cash distribution from the Plan, you may elect to receive distribution of the portion of your Plan account that is invested in EMPLOYER stock in EMPLOYER stock. Partial shares of EMPLOYER stock held in your Plan account will not be distributed to you. Instead, you will receive a cash distribution of the value of any partial shares of EMPLOYER stock.

OVERRIDING CASH OUT PROVISION

If the value of your vested interest in your Plan account is $5,000 or less, your Plan account will be "CASHED OUT" by distributing your vested interest in your Plan account to you in a single-sum payment. Your Plan account will be CASHED OUT even if you have elected a form of payment other than a single-sum payment.

                         YOUR BENEFICIARY UNDER THE PLAN

You may designate a BENEFICIARY on the form provided by the ADMINISTRATOR to receive distribution of your Plan account if you die. Unless you marry (or remarry) or elect an annuity form of payment, your BENEFICIARY will not change until you file a new designation of BENEFICIARY form with the ADMINISTRATOR designating a different BENEFICIARY.

BENEFICIARY IF YOU ARE MARRIED

If you are married, your BENEFICIARY under the Plan is your spouse. Unless you have elected the optional annuity form of payment and are therefore subject to the further restrictions discussed below, you may designate a non-spouse BENEFICIARY on the form provided by the ADMINISTRATOR with your spouse's written consent.

If you elect the optional annuity form of payment, you may designate a non-spouse BENEFICIARY on the form provided by the ADMINISTRATOR to receive distribution of your Plan account with your spouse's written consent. If your designation is made before the first day of the PLAN YEAR in which you either reach age 35 or your employment terminates with your EMPLOYER and all RELATED COMPANIES, whichever is earlier, your designation will become ineffective on the first day of the PLAN YEAR in which you reach age 35 and you will have to make a new designation or your Plan account will once more be payable to your spouse as a QUALIFIED PRERETIREMENT SURVIVOR ANNUITY.

EFFECT OF ELECTION OF OPTIONAL ANNUITY FORM OF PAYMENT ON PRIOR BENEFICIARY DESIGNATION

If you are married and have designated a non-spouse BENEFICIARY with your spouse's written consent, and if you then elect the optional annuity form of payment, your prior BENEFICIARY designation will be ineffective.

EFFECT OF MARRIAGE ON PRIOR BENEFICIARY DESIGNATION

If you designate a non-spouse BENEFICIARY and then get married, your prior BENEFICIARY designation will be ineffective.

BENEFICIARY WHERE THERE IS NO DESIGNATED BENEFICIARY

If you die without designating a BENEFICIARY or if no BENEFICIARY survives you, your BENEFICIARY will be your surviving spouse or, if you have no surviving spouse, your estate.

SPOUSAL CONSENT TO BENEFICIARY DESIGNATION

If you designate a BENEFICIARY other than your spouse, your spouse must sign a written consent to your designation of a BENEFICIARY. Your spouse's written consent must specifically acknowledge the non-spouse BENEFICIARY you have designated and must be witnessed by a Plan representative or a notary public. Instead of specifically acknowledging your designated, non-spouse BENEFICIARY, your spouse's consent may be a general consent that permits you to change your designation of BENEFICIARY without further spousal consent.

Your spouse's written consent will not be required if your spouse cannot be located, you have a court order stating that you are legally separated from your spouse, or you have a court order stating that your spouse has abandoned you.

                               CLAIMS FOR BENEFITS

Your application for benefits under the Plan should be sent to the ADMINISTRATOR.

If you disagree with a decision made by the ADMINISTRATOR regarding a claim under the Plan, you have the right to ask the ADMINISTRATOR for a review of its decision. You should contact the ADMINISTRATOR at its business address or at its business phone number within 60 days of the date on which you receive notice of denial of the claim. A request for review must contain the following information:

         (a) the date you received notice of denial of your claim and the date your request for review is filed;

         (b)    the specific part of the claim you want reviewed;

         (c) a statement setting forth the basis upon which you think the decision should be reversed; and

         (d) any written material that you think is pertinent to your claim and that you want the ADMINISTRATOR to examine.

Unless additional time is required, the ADMINISTRATOR will review the denial of your claim and notify you in writing of its decision, within 60 days of the filing of your request.

                      AMENDMENT AND TERMINATION OF THE PLAN

PLAN AMENDMENT

The SPONSOR reserves the right to amend the Plan, either prospectively or retroactively.

PLAN TERMINATION

The SPONSOR reserves the right to terminate the Plan at any time. In addition, an EMPLOYER may withdraw from the Plan at any time. If an EMPLOYER withdraws from the Plan, the EMPLOYER will determine whether the withdrawal should be treated as a termination of the Plan with respect to its EMPLOYEES.

If the Plan is terminated, you will be 100 percent vested in the value of the EMPLOYER CONTRIBUTIONS (including any investment gains or losses on them) in your Plan account and distribution of your Plan account will be made as permitted under Federal law.

                            MISCELLANEOUS INFORMATION

PLAN BOOKLET DOES NOT CREATE EMPLOYMENT CONTRACT

The only purpose of this booklet is to provide you with information about the benefits available under the Plan. The benefits described are not conditions of employment. Nor is the booklet intended to create an employment contract between you and your EMPLOYER. Nothing in this booklet should be construed as a limitation on your or your EMPLOYER'S right to terminate your employment at any time, with or without cause.

NO GUARANTEES REGARDING INVESTMENT PERFORMANCE

Neither the SPONSOR, your EMPLOYER, nor the ADMINISTRATOR guarantees any particular investment gain or appreciation on your Plan account nor guarantees your Plan account against investment losses or depreciation.

IF CIRCUMSTANCES REQUIRE THE DELAY OF A WITHDRAWAL

All withdrawals may be delayed by Connecticut General Life Insurance Company under certain circumstances. A description of these situations may be obtained from your ADMINISTRATOR. Regardless of the circumstances, there will be no delay in payment in cases of death, retirement, termination of employment, or total and permanent disability.

TRANSFERS FROM THE GUARANTEED INCOME FUND MAY BE LIMITED

Under certain circumstances the amount transferred from the Guaranteed Income Fund to other investment funds may be limited by Connecticut General Life Insurance Company. Please see your ADMINISTRATOR for further information on transferring funds from the Guaranteed Income Fund.

PAYMENT OF ADMINISTRATIVE EXPENSES

Generally, the expenses of administering the Plan are paid from Plan assets, unless your EMPLOYER elects to make the payment. In addition, your particular Plan account may be charged for the cost of administrative expenses that are attributable directly to your Plan account, unless your EMPLOYER elects to make the payment.

QUALIFIED DOMESTIC RELATIONS ORDERS

Generally, Federal law prohibits payment of your Plan account to someone other than you, unless you have died. An exception to this rule is made for QUALIFIED DOMESTIC RELATIONS ORDERS. A QUALIFIED DOMESTIC RELATIONS ORDER may require that a portion of your Plan account be paid to someone other than you or your BENEFICIARY.

"QUALIFIED DOMESTIC RELATIONS ORDERS" are court judgments, decrees, etc. that pertain to child support, alimony, or marital property and that meet specific legal requirements. The ADMINISTRATOR has procedures for determining whether a court judgment or decree meets the specific legal requirements to be a QUALIFIED DOMESTIC RELATIONS ORDER.

RETURN OF CONTRIBUTIONS TO YOUR EMPLOYER

If your EMPLOYER makes a contribution to the Plan on your behalf by mistake or if your EMPLOYER cannot deduct a contribution made to the Plan on its tax return, that contribution will be returned to your EMPLOYER in accordance with Federal law.

                              TOP-HEAVY PROVISIONS

Federal law requires that the Plan contain certain provisions that become effective only if the Plan becomes TOP-HEAVY. The Plan will become "TOP-HEAVY" if the aggregate value of Plan accounts for certain officers and shareholders is 60 percent or more of the value of all assets held under the Plan. If the Plan becomes TOP-HEAVY, specific minimum vesting and minimum benefits provisions become effective. If the Plan becomes TOP-HEAVY, the ADMINISTRATOR will notify you and give you additional details regarding these provisions.

                           MORE THINGS YOU SHOULD KNOW

Your EMPLOYER makes contributions to the Plan solely for your benefit. All the assets of the Plan are held for the exclusive benefit of participants and their beneficiaries. The Plan is qualified under the Internal Revenue Code as a profit-sharing plan.

Even though the Plan generally provides for distribution after termination of your employment, under certain circumstances which involve a termination of employment with your EMPLOYER because of a sale of the business in which you work, if you continue working for the successor employer you may not be eligible for distribution of your Plan account until your employment terminates with the successor employer and any companies related to it.

If your employment terminates with your EMPLOYER (and all RELATED COMPANIES) before you are fully vested in your Plan account, you will lose the non-vested portion of your Plan account.

The Plan does not make annuity payments from your Plan account. Your Plan account is used to purchase an annuity contract from an insurance company. Once an annuity contract is purchased from an insurance company, the Plan and its fiduciaries have no further responsibility and do not guarantee your annuity payments.

Because the Plan assets are held in individual accounts and are never less than the total benefits payable to participants, no insurance of benefits by the Pension Benefit Guaranty Corporation under Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA") is necessary or available. The Plan is subject, however, to the applicable provisions of Title I of ERISA (protection of employee benefit rights) and Title II of ERISA (amendments to the Internal Revenue Code relating to retirement plans).

                           YOUR RIGHTS UNDER THE PLAN

The Plan is covered by ERISA, which was designed to protect employees' rights under benefit plans. As a participant of the Plan, you should know as much as possible about your Plan benefits. You are entitled to:

* Examine, without charge, at the Plan administrator's office and at other specified locations, copies of all Plan documents and other Plan information filed by the Plan administrator with the U.S. Department of Labor, such as annual reports and Plan descriptions.

* Obtain copies of all Plan documents and other Plan information, upon written request addressed to the Plan administrator and for which the Plan administrator may make a reasonable charge.

* Receive from the Plan administrator at no charge a summary of the Plan's annual financial report.

* Obtain a statement once a year, upon written request addressed to the Plan administrator, of your accrued benefits under the Plan and, if you are not fully vested, the earliest date on which you will have a nonforfeitable right to such benefits.

* Obtain information as to whether a particular employer has adopted the Plan and, if so, the employer's address, upon written request addressed to the Plan administrator.

* Receive a written explanation with respect to any denied benefit claim regarding the reasons for the denial and the steps you must take in order to have the denial reviewed and reconsidered.

ERISA imposes duties upon the people who are responsible for the operation of the Plan. Such people are called "fiduciaries" and have a duty to act prudently and in the best interest of participants and their beneficiaries. No one, including your EMPLOYER, may fire your or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

There are steps you can take to enforce your rights under ERISA. Although the ADMINISTRATOR carefully administers the Plan, if for some reason you believe that you have been improperly denied a benefit or that your rights under ERISA have been violated, you have a right to file suit in state or Federal court. If you believe a Plan fiduciary has misused Plan funds, or if documents you have requested are not furnished within 30 days (barring circumstances beyond the Plan administrator's control), you have the right to file suit in Federal court or request assistance from the U.S. Department of Labor. A court may award you certain penalties (up to $110.00 per day) if the Plan administrator refused to provide documents you requested, until you receive the documents. If you disagree with the ADMINISTRATOR'S decision (or lack thereof) concerning the qualified status of a domestic relations order, you may file suit in Federal court. Service of legal process may be made upon the agent designated at the end of this booklet.

The SPONSOR does not believe that filing suit will ever be necessary, but should you feel that it is, the law protects you from being fired or otherwise discriminated against to prevent you from enforcing your rights under ERISA.

After deciding your case, the court may also decide whether the losing party should pay court costs and the legal fees and expenses of the winning party. If you are successful, the court may order the party you have sued to pay these costs and fees for you. However, if you lose, the court may order you to pay theses costs and fees for the party you sued, for example, if the court finds your claim to be frivolous.

If you have any questions, you should contact the Plan administrator at the address indicated at the end of this booklet.

If you have any questions about this statement of your rights under ERISA, you may contact the nearest Office of the Pension and Welfare Benefit Administration, U.S. Department of Labor, listed in your telephone directory or contact the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, DC 20210.

                             ADDITIONAL INFORMATION

PLAN ADMINISTRATOR

The Plan administrator (which may or may not also be the ADMINISTRATOR) is:
Comfort Systems USA, Inc., Three Riverway, Suite 200, Houston, TX 77056.

AGENT FOR SERVICE OF LEGAL PROCESS

Legal process may be served on: Comfort Systems USA, Inc., Three Riverway, Suite 200, Houston, TX 77056. Legal process may also be served on the TRUSTEE at its address listed below.

SPONSOR

The SPONSOR is: Comfort Systems USA, Inc., Three Riverway, Suite 200, Houston, TX 77056.

EMPLOYER IDENTIFICATION NUMBER

The SPONSOR'S Employer identification number for purposes of helping to identify the Plan is: 76-0526487.

PLAN NUMBER

The Plan number for purposes of helping to identify the Plan is:  001.

TRUSTEE

The TRUSTEE is: CG Trust Company, an Illinois Company, 525 West Monroe St., Suite 1900, Chicago, IL 60661-3629.